Exhibit 99.1

SABRA HEALTH CARE REIT, INC. ANNOUNCES 2015 GUIDANCE; PROVIDES UPDATE ON DELEVERAGING EFFORTS THROUGH ATM PROGRAM; DECLARES COMMON AND PREFERRED DIVIDENDS
IRVINE, CA, January 12, 2015 - Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ: SBRA) announced its outlook for the year ending December 31, 2015, provided an update on its deleveraging efforts and use of its At-the-Market common equity offering (“ATM”) program and announced that its board of directors declared quarterly cash dividends of $0.39 per share of common stock and $0.4453125 per share of Series A Preferred Stock.
2015 Outlook
The Company expects FFO to range between $2.19 and $2.24 per diluted common share and expects AFFO to range between $2.05 and $2.10 per diluted common share. The Company expects net income attributable to common stockholders to range between $1.19 and $1.24 per diluted common share. The Company's guidance excludes the impact of investments that may be made during 2015 and reflects 59,047,001 shares of common stock outstanding as of December 31, 2014.
The table below sets forth Sabra’s 2015 full year guidance:

	Low	High
Net income attributable to common stockholders	$1.19	$1.24

Add:
Depreciation and amortization	1.00	1.00

FFO	$2.19	$2.24

FFO	$2.19	$2.24
Straight-line rental income adjustments	(0.37)	(0.37)
Stock-based compensation expense	0.14	0.14
Amortization of deferred financing costs	0.08	0.08
Acquisition pursuit costs	0.01	0.01

AFFO	$2.05	$2.10
Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
Update on Deleveraging Efforts
During the quarter ended December 31, 2014, the Company issued 4.4 million shares of common stock at an average price of $28.20 through its ATM program, resulting in net proceeds of $121.0 million. The Company used a portion of these proceeds to repay borrowings under its revolving credit facility. As a result, the Company's pro forma September 30, 2014 Net Debt to Adjusted EBITDA decreased from 5.50x to 5.10x, and pro forma September 30, 2014 liquidity increased from $312.9 million to $433.9 million, consisting of unrestricted cash and cash equivalents of $2.8 million (excluding cash and cash equivalents associated with the Company’s RIDEA-compliant joint venture) and available borrowings under the revolving credit facility of $431.1 million.
Net Debt, Adjusted EBITDA and liquidity are each pro forma for (i) the investment activity during the quarter ended September 30, 2014 or subsequent to September 30, 2014, (ii) the financing activity during the quarter ended September 30, 2014, (iii) the October 2014 equity and debt offerings, (iv) the conversion of $200.0 million of the revolving credit facility to a term loan, and (v) the issuance in December 2014 of 4.4 million shares of common stock through the ATM program and use of a portion of the net proceeds to repay borrowings under the revolving credit facility.

Commenting on Sabra's deleveraging efforts, Rick Matros, CEO and Chairman said, "Strong demand under our ATM program allowed us to lower our leverage more quickly than we had anticipated. Accordingly we have suspended issuing equity under the ATM until our investment activity warrants re-engaging. We are pleased with the progress we made in our business in 2014 and look forward to a successful 2015."
 Dividend Declaration
On January 12, 2015, Sabra's board of directors declared a quarterly cash dividend of $0.39 per share of common stock. The dividend will be paid on February 27, 2015 to common stockholders of record as of the close of business on February 13, 2015.
Also on January 12, 2015, Sabra's board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A Preferred Stock. The dividend will be paid on February 27, 2015 to preferred stockholders of record as of the close of business on February 13, 2015.
ABOUT SABRA
Sabra Health Care REIT, Inc. (Nasdaq: SBRA), a Maryland corporation, operates as a self-administered, self-managed real estate investment trust (a "REIT") that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These statements may be identified, without limitation, by the use of "expects," "believes," "intends," "should" or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our outlook for the full year 2015 and the assumptions made therein.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: our dependence on Genesis HealthCare LLC ("Genesis") until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity and debt financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the "SEC"), especially the "Risk Factors" sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking statements made in this press release are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations (“FFO”), Adjusted FFO (“AFFO”), related per share measures and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles.
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that FFO as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and AFFO (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and write-offs and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt premiums/discounts), acquisition pursuit costs and changes in fair value of contingent consideration. The Company also believes that earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of stock based compensation expense under the Company’s long-term equity award program (“Adjusted EBITDA”) is an important non-GAAP supplemental measure of operating performance.
The Company believes that the use of FFO and AFFO (and the related per share amounts) and Adjusted EBITDA, combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO, AFFO and Adjusted EBITDA to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items above, FFO, AFFO and Adjusted EBITDA can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO, AFFO and Adjusted EBITDA are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, AFFO and Adjusted EBITDA also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO, AFFO and Adjusted EBITDA may not be comparable to FFO, AFFO and Adjusted EBITDA reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO or Adjusted EBITDA differently than the Company.
Contact:
Investor & Media Inquiries: (949) 679-0410
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